  As filed with the Securities and Exchange Commission on December 15, 1994

                                                     Registration No. 33-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                  ____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            _______________________

                                    KEYCORP
             (Exact Name of Registrant as Specified in Its Charter)

OHIO                                                                 34-6542451
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)

                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO  44114

  (Address, Including Zip Code, of Registrant's Principal Executive Offices)
                              ____________________

                    KEYCORP DISCOUNTED STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                              ____________________

                   CARTER B. CHASE, EXECUTIVE VICE PRESIDENT,
                         GENERAL COUNSEL, AND SECRETARY
                                    KEYCORP
                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO  44114
                                 (216) 689-6300
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                              ____________________


                       CALCULATION OF REGISTRATION FEE
==============================================================================
               |              |              |                |
               |              |   Proposed   |    Proposed    |
   Title of    |              |   Maximum    |    Maximum     |
  Securities   |   Amount     |   Offering   |    Aggregate   |    Amount of
    to be      |    to be     |   Price Per  |    Offering    |   Registration
  Registered   | Registered(1)|    Share(2)  |     Price(2)   |      Fee(2)
- ---------------|--------------|--------------|----------------|---------------
 Common Shares,|              |              |                |
  with a par   |   400,000    |   $24.25     | $9,700,000.00  |   $3,344.85
  value of $1  |              |              |                |
    each(3)    |              |              |                |
               |              |              |                |
==============================================================================
(1) The 400,000 Common Shares to be registered are in addition to 400,000 Common Shares registered pursuant to KeyCorp's Registration Statement on Form S-8, File No. 33-52293, filed with the Commission on February 16, 1994 (originally filed under the name Society Corporation).

(2) As required by the Securities Exchange Act of 1933 and Rule 457, the filing fee is based on the average of the high and low prices for KeyCorp Common Stock as reported on the New York Stock Exchange as of December 9, 1994.

(3) Includes associated Rights (the "Rights") to purchase the Registrant's Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing the Registrant's Common Stock, and will be transferred along with and only with the Registrant's Common Stock.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are hereby incorporated herein by reference:

                          1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1993 (the Consolidated Financial Statements, the Notes to Consolidated Financial Statements, and the Supplemental Consolidated Financial Statements included in the Corporation's Form 10-K for the year ended December 31, 1993 have been modified and superseded by the Consolidated Financial Statements and Notes to Consolidated Financial Statements included in the Corporation's Current Report on Form 8-K filed on April 20, 1994);

                          2. The Corporation's Quarterly Reports on Form 10-Q for the periods ended March 31, 1994 (as amended by Amendment No. 1 to Form 10-Q on Form 10-Q/A filed on June 7, 1994), June 30, 1994, and September 30, 1994;

                          3. The Corporation's Current Reports on Form 8-K, filed on (a) January 21, 1994, (b) March 16, 1994 (as amended by Amendment No. 1 to Form 8-K on Form 8-K/A filed on May 4,
                 1994), (c) April 12, 1994, (d) April 20, 1994 (including as exhibits in the case of the Form 8-K filed on April 20, 1994:
                 (i) Management's Discussion and Analysis of Financial Condition and Results of Operations; (ii) Report of Ernst & Young LLP, Independent Auditors; (iii) Consolidated Financial Statements for the fiscal year ended December 31, 1993; (iv) Notes to Consolidated Financial Statements; and (v) descriptions of the Corporation's business (including a discussion of regulatory and supervisory matters) and properties, all of which reflect the former KeyCorp, a New York corporation, and Society Corporation, an Ohio corporation, on a combined basis giving effect to their March 1, 1994 merger in which Society Corporation was the surviving corporation, and immediately after which Society Corporation changed its name to KeyCorp), (e) July 19, 1994, (f) July 26, 1994 (as amended by Amendment No. 1 to Form 8-K on Form 8-K/A filed on August 10, 1994), (g) August 12, 1994, (h) October 21, 1994, and (i) December 15, 1994;

                          4. The description of the Corporation's Common Shares and the Rights to purchase Common Shares contained in the Corporation's Registration Statement on Form 8-A dated July 31, 1992, as amended by Form 8-

                 A/A filed on February 25, 1994, under Section 12 of the Exchange Act; and

                          5.  All documents filed by the Registrant pursuant to
                 Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

                 Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

                 Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

                 Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his or her action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

                 The Corporation's Regulations provide that the Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, or employee of the Corporation or of any other bank, corporation, partnership, trust, or other enterprise for which he or she was serving as a director, officer, or employee at the request of the Corporation.

                 The Corporation is a party to Employment Agreements with, respectively, Victor J. Riley, Jr., Robert W. Gillespie, and Roger Noall, and the Corporation is a party to Change of Control Agreements with certain other executive officers (the provisions of which became effective as a result of the merger of the former KeyCorp with and into Society Corporation), pursuant to which the Corporation has agreed to indemnify the officer, to the full extent permitted or authorized by Ohio law, if the officer is made or threatened to be made a party to any action, suit, or proceeding by reason of the officer's serving as an employee, officer, or director of the Corporation and/or any of its subsidiaries or any other company at the request of the Corporation or any of its subsidiaries, and the Corporation has agreed to advance expenses incurred by the officer in defending any such action, suit, or proceeding.

                 Except as stated above, neither the Amended and Restated Articles of Incorporation of the Corporation nor any other contract or arrangement to which the Corporation is a party provides for such indemnification. Under the terms of the Corporation's directors' and officers' liability and company reimbursement insurance policy, directors and officers of the Corporation are insured against certain liabilities, including liabilities arising under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.  EXHIBITS.

                 See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

         A.      The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the

                 Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                 Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON THIS 13TH DAY OF DECEMBER, 1994.

                                                   KEYCORP



                                             By    /s/ Carter B. Chase
                                                 -----------------------------
                                                        Carter B. Chase
                                                   Executive Vice President,
                                                 General Counsel, and Secretary

                 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS FORM S-8 REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                             TITLE AND DESCRIPTION
                             ---------------------

Victor J. Riley, Jr., Chairman of the Board, Chief Executive Officer, and Director (Principal Executive Officer); James W. Wert, Senior Vice President and Chief Financial Officer (Principal Financial Officer); Lee G. Irving, Executive Vice President, Treasurer, and Chief Accounting Officer (Principal Accounting Officer); H. Douglas Barclay, Director; William G. Bares, Director; Albert C. Bersticker, Director; Thomas A. Commes, Director; Kenneth M. Curtis, Director; John C. Dimmer, Director; Lucie J. Fjeldstad, Director; Robert W. Gillespie, Director; Stephen R. Hardis, Director; Henry S. Hemingway, Director; Charles R. Hogan, Director; Lawrence A. Leser, Director; Steven A. Minter, Director; M. Thomas Moore, Director; John C. Morley, Director; Richard W. Pogue, Director; Dennis W. Sullivan, Director; Peter G. Ten Eyck, II, Director; and Nancy B. Veeder, Director.

                     The undersigned, by signing his name hereto, executes this Form S-8 Registration Statement pursuant to Powers of Attorney executed by the above-named officers and Directors of the Registrant and filed with the Securities and Exchange Commission.


                                             By    /s/ Carter B. Chase
                                                 -----------------------------
                                                      Carter B. Chase
                                                      Attorney-in-Fact


December 13, 1994

                                    KEYCORP

                               INDEX TO EXHIBITS

REGULATION S-K
    EXHIBIT                                              DESCRIPTION
    -------                                              -----------
     4(a)         Amended and Restated Articles of Incorporation of KeyCorp, filed as Exhibit 7 to Form 8-
                  A/A filed on February 25, 1994 and incorporated herein by reference.

     4(b)         Regulations of KeyCorp, filed as Exhibit 6 to Form 8-A/A on February 25, 1994 and incorporated herein by reference.

     4(c)         Rights Agreement, dated as of August 25, 1989, between Society Corporation (renamed KeyCorp on March 1, 1994) and First Chicago Title Company of New York, as Rights Agent, including as
                  Exhibit A thereto the form of Rights Certificate.  Filed as Exhibit 1 to Form 8-A, filed on
                  August 29, 1989 and incorporated herein by reference.

     4(d)         First Amendment to Rights Agreement, dated as of February 21, 1991 between Society Corporation
                  (renamed KeyCorp on March 1, 1994) and First Chicago Trust Company of New York, as Rights Agent.
                  Filed as Exhibit 1 to Form 8-A, filed on February 28, 1991 and incorporated herein by reference.

     4(e)         Second Amendment to Rights Agreement, dated as of September 12, 1991 between Society Corporation
                  (renamed KeyCorp on March 1, 1994) and First Chicago Trust Company of New York, as Rights Agent.
                  Filed as Exhibit 4 to Schedule 13D, filed on September 23, 1991 and incorporated herein by reference.

     4(f)         Third Amendment to Rights Agreement, dated as of October 1, 1993 between Society Corporation
                  (renamed KeyCorp on March 1, 1994) and Society National Bank, as Rights Agent.  Filed as Exhibit
                  4 to Schedule 13D, filed on October 12, 1993 and incorporated herein by reference.

       5          Opinion of Thompson, Hine and Flory.

      15          Letter of Ernst & Young LLP regarding unaudited interim financial information.

     23(a)        Consent of Ernst & Young LLP.

     23(b)        Consent of Thompson, Hine and Flory (included as part of Exhibit 5).







    24(a)         Certified Resolution of Board of Directors.

    24(b) Powers of attorney pursuant to which certain officers and Directors have signed this Form S-8 Registration Statement.